EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations with our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our North America Truck segment, North America Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,169	$—	$—	$2,169
Finance revenues	—	55	(16)	39
Sales and revenues, net	2,169	55	(16)	2,208
Costs of products sold	2,014	—	—	2,014
Restructuring charges	3	—	—	3
Asset impairment charges	18	—	—	18
Selling, general and administrative expenses	216	24	(1)	239
Engineering and product development costs	90	—	—	90
Interest expense	65	17	—	82
Other expense (income), net	37	(8)	(15)	14
Total costs and expenses	2,443	33	(16)	2,460
Equity in income (loss) of non-consolidated affiliates	—	—	—	—
Income (loss) before equity income from financial services operations and income taxes	(274)	22	—	(252)
Equity income from financial services operations	14	—	(14)	—
Income (loss) from continuing operations before income taxes	(260)	22	(14)	(252)
Income tax benefit (expense)	20	(8)	—	12
Income (loss) from continuing operations	(240)	14	(14)	(240)
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	(239)	14	(14)	(239)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(248)	$14	$(14)	$(248)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,598	$—	$—	$2,598
Finance revenues	—	59	(20)	39
Sales and revenues, net	2,598	59	(20)	2,637
Costs of products sold	2,286	—	—	2,286
Restructuring charges	1	1	—	2
Selling, general and administrative expenses	266	20	(1)	285
Engineering and product development costs	111	—	—	111
Interest expense	57	18	(1)	74
Other income, net	(18)	(2)	(18)	(38)
Total costs and expenses	2,703	37	(20)	2,720
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(106)	22	—	(84)
Equity income from financial services operations	14	—	(14)	—
Income (loss) from continuing operations before income taxes	(92)	22	(14)	(84)
Income tax expense	(7)	(8)	—	(15)
Income (loss) from continuing operations	(99)	14	(14)	(99)
Loss from discontinued operations, net of tax	(9)	—	—	(9)
Net income (loss)	(108)	14	(14)	(108)
Less: Income attributable to non-controlling interests	15	—	—	15
Net income (loss) attributable to Navistar International Corporation	$(123)	$14	$(14)	$(123)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$503	$46	$—	$549
Marketable securities	596	34	—	630
Restricted cash	22	93	—	115
Finance and other receivables, net	581	2,032	(268)	2,345
Inventories	1,368	14	—	1,382
Goodwill	170	—	—	170
Property and equipment, net	1,466	234	—	1,700
Investments in and advances to financial services operations	695	—	(695)	—
Investments in non-consolidated affiliates	75	—	—	75
Deferred taxes, net	203	26	—	229
Other assets	427	32	—	459
Total assets	$6,106	$2,511	$(963)	$7,654
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,662	$36	$(268)	$1,430
Debt	3,212	1,652	—	4,864
Postretirement benefits liabilities	2,583	37	—	2,620
Other liabilities	2,526	91	—	2,617
Total liabilities	9,983	1,816	(268)	11,531
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	33	—	—	33
Stockholders' equity (deficit) attributable to controlling interest	(3,912)	695	(695)	(3,912)
Total liabilities and stockholders' equity (deficit)	$6,106	$2,511	$(963)	$7,654

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$727	$28	$—	$755
Marketable securities	796	34	—	830
Restricted cash	26	65	—	91
Finance and other receivables, net	767	2,284	(350)	2,701
Inventories	1,194	16	—	1,210
Goodwill	184	—	—	184
Property and equipment, net	1,521	220	—	1,741
Investments in and advances to financial services operations	686	—	(686)	—
Investments in non-consolidated affiliates	77	—	—	77
Deferred taxes, net	204	27	—	231
Other assets	464	31	—	495
Total assets	$6,646	$2,705	$(1,036)	$8,315
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,824	$28	$(350)	$1,502
Debt	3,219	1,866	—	5,085
Postretirement benefits liabilities	2,614	38	—	2,652
Other liabilities	2,590	87	—	2,677
Total liabilities	10,247	2,019	(350)	11,916
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	44	—	—	44
Stockholders' equity (deficit) attributable to controlling interest	(3,649)	686	(686)	(3,649)
Total liabilities and stockholders' equity (deficit)	$6,646	$2,705	$(1,036)	$8,315

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(239)	$14	$(14)	$(239)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	55	—	—	55
Depreciation of equipment leased to others	21	10	—	31
Amortization of debt issuance costs and discount	11	3	—	14
Deferred income taxes	(18)	—	—	(18)
Impairment of property and equipment and intangible assets	18	—	—	18
Equity in income of financial services affiliates	(14)	—	14	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	(83)	83	—	—
Other, net	(121)	165	—	44
Net cash provided by (used in) operating activities	(368)	275	—	(93)
Cash flows from investing activities
Purchases of marketable securities	(378)	—	—	(378)
Sales or maturities of marketable securities	578	—	—	578
Net change in restricted cash and cash equivalents	5	(29)	—	(24)
Capital expenditures	(21)	—	—	(21)
Purchase of equipment leased to others	(16)	(33)	—	(49)
Other investing activities	1	7	—	8
Net cash provided by (used in) investing activities	169	(55)	—	114
Net cash used in financing activities	(3)	(203)	—	(206)
Effect of exchange rate changes on cash and cash equivalents	(22)	1	—	(21)
Income (decrease) in cash and cash equivalents	(224)	18	—	(206)
Cash and cash equivalents at beginning of the year	727	28	—	755
Cash and cash equivalents at end of the year	$503	$46	$—	$549

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(108)	$14	$(14)	$(108)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	89	—	—	89
Depreciation of equipment leased to others	2	9	—	11
Amortization of debt issuance costs and discount	13	3	—	16
Deferred income taxes	(9)	—	—	(9)
Equity in loss of non-consolidated affiliates	1	—	—	1
Equity in income of financial services affiliates	(14)	—	14	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	(81)	81	—	—
Other, net	(98)	162	—	64
Net cash provided by (used in) operating activities	(203)	269	—	66
Cash flows from investing activities
Purchases of marketable securities	(482)	—	—	(482)
Sales or maturities of marketable securities	177	—	—	177
Net change in restricted cash and cash equivalents	(2)	61	—	59
Capital expenditures	(72)	—	—	(72)
Purchase of equipment leased to others	—	(32)	—	(32)
Other investing activities	3	—	—	3
Net cash provided by (used in) investing activities	(376)	29	—	(347)
Net cash used in financing activities	(37)	(266)		(303)
Effect of exchange rate changes on cash and cash equivalents	(5)	(1)		(6)
Increase (decrease) in cash and cash equivalents	(621)	31	—	(590)
Cash and cash equivalents at beginning of the year	1,059	28		1,087
Cash and cash equivalents at end of the year	$438	$59	$—	$497